CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-280246, 333-259799, 333-234026, 333-223556 and 333-208354) and Form S-3 (File Nos. 333-277041 and 333-270232) of Vistagen Therapeutics, Inc. of our report dated June 11, 2024, relating to the consolidated financial statements as of and for the year ended March 31, 2024, which appears in this Annual Report on Form 10-K.
/s/ WithumSmith+Brown, PC
San Francisco, California
June 17, 2025